UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2010

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	WIK 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2010, the Board of Directors of Four Rivers BioEnergy Inc. (the “Company”) approved the grant of warrants (the “Warrants”) to purchase an aggregate of 700,000 shares of the Company’s common stock to certain executive officers and directors of the Company. Of this grant, Warrants to purchase: (i) 450,000 shares of common stock were awarded to Stephen Padgett, the Company’s Chief Executive Officer; (ii) 200,000 shares of common stock were awarded to Martin Thorp, the Company’s Chief Financial Officer; and (iii) 50,000 shares of common stock were awarded to Neil McRae, a director of the Company. The Warrants are exercisable at an exercise price of $0.47 per share and will expire 7 years from the date of vesting. The Warrants vest as follows: one-third of the warrants vest immediately upon grant and the balance vests in three equal annual installments commencing on October 31, 2010.

In addition, a warrant to purchase 450,000 shares of the Company’s common stock previously issued to Mr. Thorp on November 19, 2008, was cancelled and replaced with a new warrant to purchase 450,000 shares of the Company’s common stock with the same terms of the Warrants described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2010	FOUR RIVERS BIOENERGY INC. By: /s/ Martin Thorp Name: Martin Thorp Title: Chief Financial Officer